Exhibit 8(a)(xxv)

FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 20th day of June, 2014 (the “Agreement”) by and among The Lincoln National Life Insurance Company, organized under the laws of the State of Indiana (the “Company”), on behalf of itself and each separate account of the Company named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as the “Account” and collectively as the “Accounts”); Lincoln Financial Distributors, Inc., an affiliate of the Company and the principal underwriter of the Contracts (defined below) (the “Underwriter”); Transparent Value Trust, an open-end management investment company organized under the laws of the State of Delaware (the “Fund”); Guggenheim Partners Investment Management, LLC, a limited liability company organized under the laws of the State of Delaware and investment adviser to the Fund (the “Adviser”); and ALPS Distributors, Inc., a corporation organized under the laws of the State of Colorado and principal underwriter/distributor of the Fund shares (the “Distributor”).

WHEREAS, the Fund engages in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (the “Contracts”) to be offered by insurance companies that have entered into participation agreements substantially similar to this Agreement (the “Participating Insurance Companies”); and

WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the “Portfolios”); and

WHEREAS, the Company, as depositor, has established the Accounts to serve as investment vehicles for certain Contracts and funding agreements offered by the Company set forth on Schedule A; and

WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established according to procedures established by resolutions of the Board of Directors of the Company under the insurance laws of the State of Indiana, to set aside and invest assets attributable to the Contracts; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios named in Schedule B, as such schedule may be amended from time to time (the “Designated Portfolios”) on behalf of the Accounts to fund the Contracts; and

WHEREAS, Underwriter understands that pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”), Class II shares of the Designated Portfolios have adopted, pursuant to Rule 12b-1 of the 1940 Act, a Distribution and Shareholder Services Plan (the “Plan”) to enable Class II shares to make payments to certain entities for distribution assistance and shareholder servicing; and

WHEREAS, from time to time the Underwriter may provide distribution and marketing assistance to the Fund; and

WHEREAS, the Company and the Distributor are members in good standing of the National Securities Clearing Corporation (the “NSCC”) or otherwise have access to the facilities of the NSCC.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, and the Adviser agree as follows:

ARTICLE I — SALE OF FUND SHARES

1.1                               The Fund agrees to sell to the Company those shares of the Designated Portfolios that each Account orders, executing such orders on a daily basis at the net asset value (“NAV”) (and with no sales charges) next computed after receipt and acceptance by the Fund or its designee of the order for the shares of the Fund.

1.2                               The purchase, redemption and settlement of shares will normally follow the Fund/SERV procedures set forth in Schedule C hereto, except in the event of (1) equipment failure or technical malfunctions, (2) the parties’ inability to otherwise perform transactions pursuant to the Fund/SERV procedures, or (3) the parties’ mutual consent to use manual processing.  Such Fund/SERV procedures shall supplement this Article I to the extent necessary to permit the transmission of transaction, registration and other data via NSCC facilities, which may include Fund/SERV, the Mutual Fund Profile Service, and the Defined Contribution Clearing and Settlement Service.

1.3                               In accordance with Rule 22c-1 of the Investment Company Act of 1940 (“1940 Act”) and for purposes of this Section 1.1, the Company will be the designee of the Fund for receipt of such orders from each Account and receipt by such designee will constitute receipt by the Fund; provided that the Fund receives notice of such order by 11:00 a.m. Eastern Time on the next following business day.  “Business Day” will mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange

Commission as stated in the Fund’s prospectus (the “Commission” or the “SEC”).  The Fund may net the notice of redemptions it receives from the Company under Section 1.3 of this Agreement against the notice of purchases it receives from the Company under this Section 1.1.

1.2                               The Company will pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with Section 1.1.  Payment will be made in federal funds transmitted by wire.  Upon receipt by the Fund of the payment, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.3                               The Fund agrees to redeem, upon the Company’s request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the NAV next computed after receipt and acceptance by the Fund or its agent of the request for redemption.  For purposes of this Section 1.3, the Company will be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee will constitute receipt by the Fund; provided the Fund receives notice of such requests for redemption by 11:00 a.m. Eastern Time on the next following Business Day.  Payment will be made in federal funds transmitted by wire to the Company’s account as designated by the Company in writing from time to time, on the same Business Day the Fund receives notice of the redemption order from the Company. The Fund reserves the right to redeem Designated Portfolio shares in assets other than cash and to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any Rules thereunder.  Neither the Fund nor the Adviser shall bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action.  If notification of redemption is received after 11:00 a.m. Eastern Time, payment for redeemed shares will be made on the next Business Day.  The Fund may net the notice of purchases it receives from the Company under Section 1.1 of this Agreement against the notice of redemptions it receives from the Company under this Section 1.3.

1.4                               The Fund agrees to make shares of the Designated Portfolios available continuously for purchase at the applicable NAV per share by the Company and its separate accounts on those days on which the Fund calculates its Designated Portfolio NAV pursuant to rules of the Commission; provided, however, that the Board of Trustees of the Fund (the “Fund Board”) may refuse to sell shares of any Portfolio to any person, suspend or terminate the offering of shares of any Portfolio or liquidate any Portfolio or class thereof if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund Board, acting in good faith, in the best interests of the shareholders of such Portfolio.

1.5                               The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under Section 817(h)(4) of the Internal Revenue Code of 1986, as amended, (the “Code”), and regulations promulgated thereunder.  No shares of any Portfolio will be sold directly to the general public.

1.6                               The Company agrees to purchase and redeem the shares of the Designated Portfolios offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus.

1.7                               Issuance and transfer of the Fund’s shares will be by book entry only.  Stock certificates will not be issued to the Company or to any Account.  Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the appropriate sub-account of each Account.

1.8                               The Fund will furnish same day notice (by facsimile) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Designated Portfolio’s shares.  The Company hereby elects to receive all such dividends and distributions as are payable on the Portfolio shares in the form of additional shares of that Portfolio at the ex-dividend date NAVs.  The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash.  The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.9                               The Fund will make the NAV per share for each Designated Portfolio available to the Company via electronic means on a daily basis as soon as reasonably practical after the NAV per share is calculated and will use its best efforts to make such NAV per share available by 7:00 p.m. Eastern Time each Business Day.  If the Fund is unable to meet the 7:00 p.m. time frame stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of shares.  If the Fund provides the Company materially incorrect NAV per share information (such determination to be made by the Fund in good faith and in accordance with the Fund’s net asset value error correction policy), the Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct NAV per share if such adjustment is required by the Fund’s net asset value error correction policy, which will comply in all material respects with applicable law.  Any material error in the calculation or reporting of NAV per share, dividend or capital gain information shall be reported to the Company upon discovery by the Fund.  In the event of any such material error that is the result of the gross negligence of the Fund that occurred through no fault of the Company and requires adjustments to the number of shares purchased or redeemed, any reasonable administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at the Adviser’s expense. Except with respect to shares that have already been redeemed, the Company shall offset any Contract owner gains with Contract owner losses within the separate account to determine a net gain or loss.  If any Contract owner has redeemed his or her account subsequent to a material incorrect net asset value and such owner has a gain, the Company and the Fund or its designee will consult as to what reasonable efforts may be taken to recover the money from the Contract owner.  In such circumstances, the Company shall not be responsible for such losses, but the claim and rights of the Company to recover such money will be subrogated to the Fund or its designee.

1.10                        The Company acknowledges that, pursuant to Form 24F-2, the Fund is not required to pay fees to the SEC for registration of its shares under the 1933 Act with respect to its shares issued to an Account that is a unit investment trust that offers interests that are registered under the 1933 Act and on which a registration fee has been or will be paid to the SEC (a “Registered Account”).  The Company agrees to provide the Fund or its agent each year within 60 days of the end of the Fund’s fiscal year, or when reasonably requested by the Fund, information as to the number of shares purchased by a Registered Account and any other Account the interests of which are not registered under the 1933 Act.  The Company acknowledges that the Fund intends to rely on the information so provided.

ARTICLE II — REPRESENTATIONS AND WARRANTIES

2.1                               The Company represents and warrants that the Contracts are or will be registered under the Securities Act of 1933 (the “1933 Act”), or are exempt from registration thereunder, and that the Contracts will be issued and sold in compliance with all applicable federal and state laws, including state insurance suitability requirements.  The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account as a separate account under Indiana Code Section 27-1-5-1 and that each Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or is exempt from registration thereunder, and that it will maintain such registration for so long as any Contracts are outstanding, as applicable.  The Company will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law.  The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2                               The Company represents that the Contracts are currently and at the time of issuance will be treated as annuity contracts and/or life insurance policies (as applicable) under applicable provisions of the Code, and further represents that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. The Company agrees that any prospectus offering a contract that is a “modified endowment contract” as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract.  In addition, the Company represents and warrants that each Account is a “segregated asset account” and that interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder.  The Company will use every effort to continue to meet such definitional requirements, and it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

2.3                               The Company represents and warrants that it will not purchase shares of the Designated Portfolio(s) with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.4                               The Company represents that it shall act as a limited agent of the Fund for the limited purpose of processing orders relating to Contract transactions and such orders will be processed in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act on each Business Day and receipt by the Company shall constitute receipt by the Fund; provided that Fund receives notice of such orders by 11:00 a.m. Eastern Time on the next Business Day or such later time as computed in accordance with Section 1.  The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of an Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million.  The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.  The Company agrees to hold for the benefit of the Fund and to pay to the Fund any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to the Fund pursuant to the terms of this Agreement.  The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund in the event that such coverage no longer applies.

2.5                               The Fund represents and warrants that shares of the Designated Portfolio(s) sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable federal law and that the Fund is and will remain registered as an open-end management investment company under the 1940 Act for as long as such shares of the Designated Portfolio(s) are sold.  The Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.  The Fund will register and qualify the shares of the Designated Portfolio(s) for sale in accordance with the laws of the various states only if and to the extent deemed necessary by the Fund.  The Fund makes no representations or warranties as to whether any aspect of the Designated Portfolios’ operations, including, but not limited to, investment policies, fees and expenses, complies with the insurance laws and other applicable laws of the various states.  The Company agrees to promptly notify the Fund and the Adviser of any investment restrictions imposed by state insurance law applicable to the Fund or a Designated Portfolio.  The Fund shall not be responsible, and the Company shall take full responsibility, for determining any jurisdiction in which any qualification or registration of Fund shares or the Fund by the Fund may be required in connection with the sale of the Contracts or the indirect interest of any Contract in any shares of the Fund and shall advise the Fund at such time and in such manner as is necessary to permit the Fund to comply.

2.6                               The Fund represents that its Board of Trustees (“Board”), a majority of whom are not “interested persons” of the Fund, have approved of the Fund’s Class II Rule 12b-1 Plan to finance distribution and shareholder service expenses and that any changes to the Fund’s Class II Rule 12b-1 Plan will be approved by a similarly constituted Board.

2.7                               The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.8                               The Fund represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.9                               The Adviser represents and warrants that it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for the Fund in accordance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

2.10                        The Company represents and warrants that it has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures (“Late Trading Procedures”) reasonably designed to ensure that any and all orders relating to the purchase, sale or exchange of Fund shares communicated to the Fund to be treated in accordance with Article I of this Agreement as having been received on a Business Day, have been received by the Valuation Time on such Business Day and were not modified after the Valuation Time, and that all orders received from Contract owners but not rescinded by the Valuation Time were communicated to the Fund or its agent as received for that Business Day.  “Valuation Time” shall mean 4:00 p.m. Eastern Time on a Business Day or such other time as of which the Fund calculates net asset value for the shares of the Portfolios on the relevant Business Day, as disclosed in the then current prospectus(es) of the Fund.

2.11                        Each of the Distributor and the Company represents and warrants that (i) it shall perform any and all duties, functions, procedures and responsibilities assigned to it under Schedule C and as otherwise established by the NSCC in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including NSCC rules and procedures relating to Fund/SERV, and; (b) the then current prospectuses and statements of additional information of the Fund; (ii) it shall maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement; and (iii) all trades, confirmations and other information provided by one party to the other party through Fund/SERV and pursuant to this Agreement shall be accurate, complete and, in the format prescribed by the NSCC.  Each of the Distributor and the Company (or their respective agents) shall adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV and to limit the access to, and the inputting of data into, Fund/SERV to persons specifically authorized by such party Each transmission of orders by the Company shall constitute a representation by the Company that such orders are accurate and complete and relate to orders received by the Company by the Valuation Time on the Business Day for which the order is to be priced and that such transmission includes all orders relating to Fund shares received from Contract owners but not rescinded by the Valuation Time.  The Company agrees to provide the Fund or its designee with a copy of the Late Trading Procedures and such certifications and representations regarding the Late Trading Procedures as the Fund or its designee may reasonably request.  The Company will promptly notify the Fund in writing of any material change to the Late Trading Procedures.

2.12                        The Distributor and the Underwriter represent and warrant to each other that each (i) is registered and/or licensed as a broker and/or dealer under all applicable U.S. federal and state laws; (ii) is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”); (iii) agrees to notify the other immediately if it ceases to be registered or licensed as a broker or dealer or fails to be a member in good standing with FINRA; and (iv) agrees to abide by the rules and regulations of FINRA.  The Underwriter represents and warrants that it is lawful for Underwriter to receive the fees payable hereunder, including without limitation, in accordance with Rule 2830 of FINRA Conduct Rules.

ARTICLE III — FUND COMPLIANCE

3.1                               The Fund represents and warrants that it is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will use its reasonable best efforts to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

3.2                               Subject to the Company’s representations in Article 2.2 above, the Fund represents that it will use its reasonable best efforts to invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder; including, but not limited to, that the Fund will use its reasonable best efforts to comply with Section 817(h) of the Code, Treasury Regulation 1.817-5, as amended from time to time, and any Treasury interpretations thereof relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications to such Section or Regulation.  The Fund will notify the Company immediately upon having a reasonable basis for believing that the Fund or a Portfolio thereunder has ceased to comply with the diversification requirements or that the Fund or Portfolio might not comply with the diversification requirements in the future.  In the event of a breach of this representation by the Fund, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

ARTICLE IV — PROSPECTUS AND PROXY STATEMENTS/VOTING

4.1                               The Fund will provide the Company with as many copies of the current Fund prospectus and any supplements thereto for the Designated Portfolio(s) as the Company may reasonably request for distribution, at the Company’s expense, to Contract owners at the time of Contract fulfillment and confirmation.  The Fund will provide, at the Fund’s expense, as many copies of said prospectus as necessary for distribution, at the Company’s expense, to existing Contract owners.  The Fund will provide the copies of said prospectus to the Company or to its mailing agent.  The Company will distribute the prospectus to existing Contract owners.  If requested by the Company, in lieu thereof, the Fund will provide such documentation, including a final copy of a current prospectus set in type at the Fund’s expense, and other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the Fund prospectus is amended more frequently) to have the new prospectus for the Contracts and the Fund’s new prospectus printed together, in which case the Fund agrees to pay its proportionate share of reasonable expenses directly related to the required disclosure of information concerning the Fund.  The Fund will, upon request, provide the Company with a copy of the Fund’s prospectus through electronic means to facilitate the Company’s efforts to provide Fund prospectuses via electronic delivery, in which case the Fund agrees to pay its proportionate share of reasonable expenses related to the required disclosure of information concerning the Fund.

4.2                               The Fund’s prospectus will state that the Statement of Additional Information (the “SAI”) for the Fund is available from the Company.  The Fund will provide the Company, at the Fund’s expense, with as many copies of the SAI and any supplements thereto as the Company may reasonably request for distribution, at the Company’s expense, to prospective Contract owners and applicants.  To the extent that the Designated Portfolio(s) are one or more of several Portfolios of the Fund, the Fund shall bear the cost of providing the Company only with disclosure related to the Designated Portfolio(s).  The Fund will provide, at the Fund’s expense, as many copies of said SAI as necessary for distribution, at the Company’s expense, to any existing Contract owner who requests such statement or whenever state or federal law requires that such statement be provided.  The Fund will provide the copies of said SAI to the Company or to its mailing agent.  The Company will distribute the SAI as requested or required.

4.3                               The Fund, at its expense, will provide the Company or its mailing agent with copies of its proxy material, if any, reports to shareholders/Contract owners and other permissible communications to shareholders/Contract owners in such quantity as the Company will reasonably require.  The Company will distribute this proxy material, reports and other communications to existing Contract owners at the Fund’s expense.

4.4       If and to the extent required by law, the Company will:

(a)                                 solicit voting instructions from Contract owners;

(b)                                 vote the shares of the Designated Portfolios held in the Account in accordance with instructions received from Contract owners; and

(c)                                  vote shares of the Designated Portfolios held in the Account for which no timely instructions have been received, in the same proportion as shares of such Designated Portfolio for which instructions have been received from the Company’s Contract owners, so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for Contract owners.

The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.  The Company will be responsible for assuring that the Accounts participating in the Fund calculate voting privileges in a manner consistent with all legal requirements, including the Mixed and Shared Funding Exemptive Order as described in Section 7.1.

ARTICLE V — SALES MATERIAL AND OTHER PROMOTIONAL MATERIAL

5.1                               For purposes of this Article V, the phrase “sales literature and other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (i.e., on-line networks such as the Internet or other electronic messages)), any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, SAIs, shareholder reports, and proxy materials and any amendments or supplements to, or reprints or excerpts of, any of the above and any other material constituting sales literature or advertising under FINRA rules, the 1933 Act or the 1940 Act.

5.2                               The Company will furnish, or will cause to be furnished, to the Fund or the Adviser, each piece of sales literature and other promotional material in which the Fund or the Adviser is named, at least ten (10) Business Days prior to its use.  No such material will be used if the Adviser or the Fund reasonably objects to such use within five (5) Business Days after receipt of such material.

5.3                               The Company will not give any information or make any representations or statements on behalf of the Fund or the Adviser or concerning the Fund or the Adviser in connection with the sale of the Contracts other than the information or representations contained in sales literature and other promotional material provided by the Adviser or the Fund, except with permission of the Fund or the Adviser.  The Fund and the Adviser agree to respond to any request for approval on a prompt and timely basis.

5.4                               The Fund or the Adviser will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature and other promotional material in which the Company or its separate account is named, at least ten (10) Business Days prior to its use.  No such material will be used if the Company reasonably objects to such use within five (5) Business Days after receipt of such material.

5.5                               The Fund will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in sales literature and other promotional material provided by the Company, except with permission of the Company.  The Company agrees to respond to any request for approval on a prompt and timely basis.

5.6                               The Fund will provide to the Company at least one complete copy of all sales literature and other promotional material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, within a reasonable time after the filing of each such document with the Commission or FINRA.

5.7                               The Company will provide to the Adviser and the Fund at least one complete copy of all solicitations for voting instructions, sales literature and other promotional material, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of each such document with the Commission or FINRA (except that with respect to post-effective amendments to such prospectuses and SAIs and sales literature and promotional material, only those prospectuses and SAIs and sales literature and other promotional material that relate to or refer to the Fund will be provided).  In addition, the Company will provide to the Fund at least one complete copy of (i) a registration statement that relates to the Contracts or each Account, containing representative and relevant disclosure concerning the Fund; and (ii) any post-effective amendments to any registration statements relating to the Contracts or such Account that refer to or relate to the Fund.

5.8                               RESERVED.

5.9                               The Fund, the Adviser, and the Company agree to adopt and implement procedures reasonably designed to ensure that information concerning the Company, the Fund, or the Adviser, respectively, and their respective affiliated companies, that is intended for use only by investment professionals selling the Contracts is properly marked as not for use with the general public and that such information is only so used.

ARTICLES VI — FEES, COSTS AND EXPENSES

6.1                               The Fund will pay no fee or other compensation to the Company under this Agreement except that the Distributor may, on behalf of the Fund, make payments as set forth in Schedule D to the Underwriter out of the Fund’s own assets pursuant to the Plan in recognition of the distribution and marketing assistance provided to the Fund provided by the Underwriter.  Notwithstanding the foregoing, Underwriter acknowledges that any compensation to be paid to the Underwriter by the Distributor with respect to this Section 6.1 is paid from the proceeds paid to the Distributor by the Fund under the Plan, and to the extent the Distributor does not receive such proceeds for any reason, including the termination of the Plan, the amounts payable to Underwriter will be reduced accordingly.

6.2                               All expenses incident to performance by the Fund of this Agreement will be paid by the Fund to the extent permitted by law.  The Fund will bear the expenses for the cost of registration and qualification of the Fund’s shares, including without limitation, the preparation of and filing all applicable forms with the SEC; and, except as stated herein, payment of all applicable registration or filing fees with respect to shares of the Fund; preparation and filing of the Fund’s prospectus, SAI and registration statement, proxy materials and reports; typesetting the Fund’s prospectus; typesetting and printing and distributing proxy materials and reports to Contract owners (including the costs of printing a Fund prospectus that constitutes an annual report); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Fund’s shares; any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and other costs associated with preparation of prospectuses and SAIs for the Designated Portfolios in electronic or typeset format.

6.3                               Except as otherwise provided in this Agreement, each party shall bear all expenses incidental to the performance of its obligations under this Agreement.

ARTICLE VII — MIXED & SHARED FUNDING RELIEF

7.1                               The Fund represents and warrants that it is relying upon exemptive relief granted to an affiliated entity (File No. 812-13253) from the Commission granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans outside of the separate account context (the “Mixed and Shared Funding Exemptive Order”).  The parties to this Agreement agree that the conditions or undertakings specified in the Mixed and Shared Funding Exemptive Order, when granted, and that may be imposed on the Company, the Fund and/or the Adviser by virtue of the receipt of such order by the Commission, will be incorporated herein by reference, and such parties agree to comply with such conditions and undertakings to the extent applicable to each such party.

ARTICLE VIII — INDEMNIFICATION

8.1                               Indemnification by the Company

(a)                                 The Company agrees to indemnify and hold harmless the Fund, the Adviser, and each person, if any, who controls or is associated with the Fund and the Adviser within the meaning of such term under the federal securities laws and any director, trustee, officer, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or actions in respect thereof (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(1)                                 arise out of any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund or the Adviser for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(2)                                 arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund, or any amendment or supplement to the foregoing, not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(3)                                 arise out of untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund (or any amendment or supplement to the foregoing) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or persons under its control; or

(4)                                 arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Company, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Section 2.2 of this Agreement); or

(5)                                 arise out of the Distributor’s (or its agent’s) acceptance of any transaction or account maintenance information from the Company through Fund/SERV; or

(6)                                 arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of any other material breach by the Company of this Agreement; except to the extent provided in Sections 8.1(b) and 8.6 hereof.  This indemnification will be in addition to any liability that the Company otherwise may have.

(b)                                 No party will be entitled to indemnification under Section 8.1(a) if such loss, claim, damage, liability, expense action or settlement is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party’s duties under this Agreement, or by reason of such party’s reckless disregard of its obligations or duties under this Agreement.

(c)                                  The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2                               Indemnification by the Adviser

(a)                                 The Adviser agrees to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such term under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or actions in respect thereof (including reasonable and documented legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(1)                                 arise out of or as a result of written statements furnished by the Adviser or representations made by the Adviser (other than statements or representations contained in the Contracts or in the Contract registration statements, prospectuses or SAIs or sales literature or other promotional material for the Contracts, or any amendment or supplement to the foregoing, not supplied by the Adviser ) or wrongful conduct of the Adviser, with respect to the sale or distribution of the Contracts shares; or

(2)                                 arise out of any untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Adviser for use in the registration statement, prospectus or SAI covering the Contracts or in sales literature or other promotional materials for the Contracts; or

(3)                                 arise as a result of any material failure by the Adviser to provide the services and furnish materials under the terms of this Agreement; or

(4)                                 arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser (including a failure, whether intentional or in good faith or otherwise, to comply with the diversification requirements specified in Article III, Section 3.2 of this Agreement); except to the extent provided in Sections 8.2(b) and 8.6 hereof.  This indemnification will be in addition to any liability that the Adviser otherwise may have.

(b)                                 No party will be entitled to indemnification under Section 8.2(a) if such loss, claim, damage, liability, expense, action or settlement is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party’s duties under this Agreement, or by reason of such party’s reckless disregard of its obligations or duties under this Agreement.

(c)                                  The Indemnified Parties will promptly notify the Adviser of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3                               Indemnification by the Fund

(a)                                 The Fund agrees to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such term under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or action in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

(1)                                 arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

(2)                                 arise out of any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of any other material breach of this Agreement by the Fund (including a failure, whether intentional or in good faith or otherwise, to comply with the diversification requirements specified in Article III, Section 3.2 of this Agreement); except to the extent provided in Sections 8.3(b) and 8.6 hereof. This indemnification will be in addition to any liability that the Fund otherwise may have.

(b)                                 No party will be entitled to indemnification under Section 8.3(a) if such loss, claim, damage, liability, expense action or settlement is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party’s duties under this Agreement, or by reason of such party’s reckless disregard of its obligations and duties under this Agreement.  The parties acknowledge that the Fund’s indemnification obligations under this Section 8.3 are subject to applicable law.

(c)                                  The Indemnified Parties will promptly notify the Fund of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

8.4                               Indemnification of Distributor by Underwriter

(a)                                 The Underwriter agrees to indemnify and hold harmless the Distributor and each person, if any, who controls or is associated with the Distributor within the meaning of such term under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 8.4) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or action in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Underwriter and arise out of any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of any other material breach of this

Agreement by the Underwriter except to the extent provided in Sections 8.4(b) and 8.6 hereof. This indemnification will be in addition to any liability that the Underwriter otherwise may have.

(b)                                 No party will be entitled to indemnification under Section 8.4(a) if such loss, claim, damage, liability, expense action or settlement is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party’s duties under this Agreement, or by reason of such party’s reckless disregard of its obligations and duties under this Agreement.  The parties acknowledge that the Underwriter’s indemnification obligations under this Section 8.4 are subject to applicable law.

(c)                                  The Indemnified Parties will promptly notify the Underwriter of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

8.5                               Indemnification of Underwriter by Distributor

(a)                                 The Distributor agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls or is associated with the Underwriter within the meaning of such term under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 8.5 against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or action in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Distributor and arise out of any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of any other material breach of this Agreement by the Distributor except to the extent provided in Sections 8.5(b) and 8.6 hereof. This indemnification will be in addition to any liability that the Distributor otherwise may have.

(b)                                 No party will be entitled to indemnification under Section 8.5(a) if such loss, claim, damage, liability, expense action or settlement is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party’s duties under this Agreement or by reason of such party’s reckless disregard of its obligations and duties under this Agreement.  The parties acknowledge that the Distributor’s indemnification obligations under this Section 8.6 are subject to applicable law.

(c)                                  The Indemnified Parties will promptly notify the Distributor of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Funds or the Contracts or the operation of the Account.

8.6                               Indemnification Procedure

Any person obligated to provide indemnification under this Article VIII (“Indemnifying Party” for the purpose of this Section 8.6) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII (“Indemnified Party” for the purpose of this Section 8.6) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice.  In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof.  The Indemnifying Party also will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action, with consent to such counsel not to be unreasonably withheld.  After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party’s election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.  A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIII.  The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.

ARTICLE IX — APPLICABLE LAW

9.1                               This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, without regard to principles of conflicts of laws to the extent such principles apply the laws of another jurisdiction.

9.2                               This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof will be interpreted and construed in accordance therewith. If, in the future, the Mixed and Shared Funding Order should no longer be necessary under applicable law, then Article VII hereof shall no longer apply.

ARTICLE X — TERMINATION

10.1                        This Agreement will terminate:

(a)                                 at the option of any party, with or without cause, with respect to one, some or all of the Portfolios, upon six (6) month’s advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or

(b)                                 at the option of the Company, upon written notice to the other parties, with respect to any Portfolio if shares of the Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or

(c)                                  at the option of the Company, upon written notice to the other parties, with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or

(d)                                 at the option of the Fund, upon written notice to the other parties, upon institution of formal proceedings against the Company by FINRA, the Commission, or any state securities or insurance department or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, provided that the Fund determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company’s ability to perform its obligations under this Agreement; or

(e)                                  at the option of the Company, upon written notice to the other parties, upon institution of formal proceedings against the Fund, the Fund’s distributor, or the Adviser by FINRA, the Commission or any state securities or insurance department or any other regulatory body, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Fund’s, the Fund’s distributor’s, or the Adviser’s ability to perform its obligations under this Agreement; or

(f)                                   at the option of the Company, upon written notice to the other parties, if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Fund may fail to so qualify; or

(g)                                  at the option of the Company, upon written notice to the other parties, with respect to any Portfolio if the Fund fails to meet the diversification requirements specified in Section 3.3 hereof or if the Company reasonably and in good faith believes the Fund may fail to meet such requirements; or

(h)                                 at the option of any party to this Agreement, upon written notice to the other parties, upon another party’s material breach of any provision of this Agreement; or

(i)                                     at the option of the Company, if the Company determines in its sole judgment exercised in good faith that either the Fund or the Adviser has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of the Company, such termination to be effective sixty (60) days’ after receipt by the other parties of written notice of the election to terminate; or

(j)                                    at the option of the Fund or the Adviser, if the Fund or Adviser respectively, determines in its sole judgment exercised in good faith that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of the Fund or the Adviser, such termination to be effective sixty (60) days’ after receipt by the other parties of written notice of the election to terminate; or

(k)                                 at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any sub-account) to substitute the shares of another investment company for the corresponding Portfolio’s shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying portfolio.  The Company will give sixty (60) days’ prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund’s shares or of the filing of any required regulatory approval(s); or

(1)                                 at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of:  (1) all Contract owners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Fund as set forth in Article VII of this Agreement; or

(m)                             at the option of the Fund or the Adviser, by written notice to the Company, in the event that the Contracts fail to meet the qualifications specified in Section 2.2 hereof or if the Fund or the Adviser reasonably and in good faith believes the Contracts may fail to meet such requirements; or

(n)                                 in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law; or

(o)                                 by the Adviser upon written notice to the Company in the event of Adviser ceasing to serve as investment adviser to the Fund, or as to any Portfolio, in the event of Adviser ceasing to serve as investment adviser to that Portfolio.

10.2                        Notice Requirement

(a)                                 No termination of this Agreement, except a termination under Section 10.1(n) of this Agreement, will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.

(b)                                 In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice will be given in advance of the effective date of termination as required by such provisions.

10.3                        Effect of Termination

Notwithstanding any termination of this Agreement, the Fund and the Adviser will, at the option of the Fund, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”).  Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Designated Portfolios (as in effect on such date), redeem investments in the Designated Portfolios and/or invest in the Designated Portfolios upon the making of additional purchase payments under the Existing Contracts.  In such event, the Company shall continue to serve as an agent of the Fund for the limited purpose of receiving instructions from the owners of the Existing Contracts with respect to purchase and redemption orders for shares of the Portfolios and transmitting corresponding orders to the Fund and/or its agent in accordance with this Agreement.  The parties agree that this Section 10.3 will not apply to any terminations under Article VII and the effect of such Article VII terminations will be governed by Article VII of this Agreement.

10.4                        Surviving Provisions

Notwithstanding any termination of this Agreement, each party’s obligations under Article VIII to indemnify other parties will survive and not be affected by any termination of this Agreement.  In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.  In addition, Article 12.14 shall continue in full force and effect notwithstanding the termination of this Agreement.  Notwithstanding the foregoing, for the avoidance of doubt the above mentioned provisions in this Article 10.4 shall terminate immediately with respect to the Adviser upon it ceasing to serve as investment adviser to the Fund.

ARTICLE XI — NOTICES

Any notice will be deemed duly given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to the Company:

The Lincoln National Life Insurance Company

Attn: Funds Management

1300 S. Clinton St.

Fort Wayne, IN 46802

If to the Underwriter

Lincoln Financial Distributors Inc.

c/o The Lincoln National Life Insurance Company

Attn: Funds Management

1300 S. Clinton St

Fort Wayne, IN 46802

If to the Fund:

Transparent Value Trust

Attn: Armen Arus

330 Madison Avenue, 10th Floor

New York, New York 10017

If to the Adviser:

Guggenheim Partners Investment Management, LLC

100 Wilshire Boulevard, 5th Floor

Santa Monica, CA 90401

If to the Distributor

ALPS Distributors, Inc.

1290 Broadway, Suite 1100

Denver, CO 80203

ARTICLE XII — MISCELLANEOUS

12.1                        All persons dealing with the Fund must look solely to the property of the Fund, and in the case of a series company such as the Fund, the respective applicable Designated Portfolios listed on Schedule A hereto as though each such Designated Portfolio had separately contracted with the Company for the enforcement of any claims against the Fund.  The parties agree that neither the Board, officers, agents or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

12.2                        Each party herein represents that it is either a financial institution subject to the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”) and the Bank Secrecy Act (collectively, the “AML Acts”) or it shall perform under this Agreement and sell the Contracts as if it were subject to the AML Acts, which require among other things, that financial institutions adopt compliance programs to guard against money laundering, and it is covered by a program that complies with the AML Acts and applicable anti-money laundering (“AML”) rules of self regulatory organizations, such as NASD Rule 3011, in all relevant respects.  The Company agrees to cooperate with the Fund’s distributor to satisfy the distributor’s due diligence policies, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure the Company’s compliance with the AML regulations.  The Company acknowledges that the Fund may reject or refuse orders for the sale of shares with respect to customers for which the Company serves as nominee if the Company has not adopted and does not implement anti-money laundering policies and procedures as required by the USA Patriot Act or as necessary for the Fund or its distributor to comply with either’s internal policies, the USA Patriot Act and relevant rules and regulations, as applicable.

12.3                        In addition, the parties hereto agree that any Nonpublic Personal Information, as the term is defined in SEC Regulation S-P (“Reg S-P”), that may be disclosed by a party hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this Agreement.  Each party agrees that, with respect to such information, it will comply with Reg S-P and any other applicable regulations and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement or any other party, except to the extent required to carry out the services set forth in this Agreement or as otherwise permitted by law.

12.4                        The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.5                        This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

12.6                        If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

12.7                        This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.

12.8                        The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal law.

12.9                        The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

12.10                 Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, FINRA and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.11                 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

12.12                 The parties to this Agreement may amend the schedules to this Agreement in writing from time to time to reflect changes in or relating to the Contracts, the Accounts or the Portfolios of the Fund or other applicable terms of this Agreement.

12.13                 a.                                      Agreement to Provide Information.  Company agrees to provide the Fund, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Company during the period covered by the request.

(i)                                     Period Covered by Request.  Requests must set forth a specific period, not to exceed 90 calendar days from the date of the request, for which transaction information is sought.  The Fund may request transaction information older than 90 calendar days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

(ii)                                  Form and Timing of Response.

(a) The Company agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in Article 12.9(a).  If requested by the Fund or its designee, the Company agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Article 12.9(a) is itself a financial intermediary (“Indirect Intermediary”) and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in Article 12.9(a) for those Shareholders who hold an account with an Indirect Intermediary or (ii) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund.  The Company additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

(b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.

(c) To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

(iii)                               Limitations on Use of Information.  The Fund agrees, on behalf of itself and its transfer agent, to fulfill its obligations under this Article, not to use the information received for marketing or any other purpose (other than as contemplated by this Agreement) without the prior written consent of the Company.  All information to be delivered to the Fund pursuant to this Article 12.13 shall be delivered to the Fund’s transfer agent.

b.                                      Agreement to Restrict Trading.  The Company agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund’s Shares (directly or indirectly through the Company’s account) that violate policies established or utilized by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

(i)                                     Form of Instructions.  Instructions between the parties to restrict or prohibit further purchases or exchanges of Fund Shares must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed.  If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(ii)                                  Timing of Response.  The Company agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Company.

(iii)                               Confirmation by the Company.  The Company must provide written confirmation to the Fund that instructions have been executed.  The Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

c.                                       Definitions.  For purposes of this Agreement:

(i)                                     Pursuant to Article 12.13, and only Article 12.13 herein, the term “Fund” also includes the Fund’s principal underwriter and transfer agent.  The term does not include any “excepted funds” as defined in SEC Rule 22c-2(b) under the 1940 Act.

(ii)                                  The term “Shares” means the interest of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Company.

(iii)                               The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by the Company in nominee name.

(iv)                              The term “written” includes electronic writings and facsimile transmissions.

(v)                                 The term “Company” shall mean a “financial intermediary” as defined in SEC Rule 22c-2.

(vi)                              The term “purchase” does not include automatic reinvestment of dividends.

(vii)                           The term “promptly” as used in Article 12.13(a)(ii) shall mean as soon as practicable but in no event later than 5 business days from the Company’s receipt of the request for information from the Fund or its designee.

12.14                 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement and subject to the requirements of legal process and regulatory authority, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain.  This provision shall not apply to information in a party’s possession that has been lawfully obtained from other sources or independently developed by such party without reference to or reliance on information obtained from any other party hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date specified above.

COMPANY		UNDERWRITER

By:	/s/ Daniel R. Hayes	By:	/s/ Thomas O’Neill

Name:	Daniel R. Hayes	Name:	Thomas O’Neill

Title:	Vice President	Title:	SVP, COO & Head of FIG

TRANSPARENT VALUE TRUST

By:	/s/ Armen Arus
Name:	Armen Arus
Title:	President

GUGGENHEIM PARTNERS INVESTMENT MANAGEMENT, LLC

By:	/s/ William Hagner
Name:	William Hagner
Title:	Attorney-in-fact

ALPS DISTRIBUTORS, INC.

By:	/s/ Jeremy May
Name:	Jeremy May
Title:	President

PARTICIPATION AGREEMENT

SCHEDULE A

The following Separate Accounts and Associated Contracts of The Lincoln National Life Insurance Company                                         are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

Contracts Funded by Separate Account	Name of Separate Account

Versions of Investor Advantage	Lincoln Life Variable Annuity Account N

PARTICIPATION AGREEMENT

SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund.

TRANSPARENT VALUE TRUST

Transparent Value Directional Allocation VI Portfolio

PARTICIPATION AGREEMENT

SCHEDULE C

Fund/SERV Processing

1.                            Transactions Subject to Fund/SERV.  On each Business Day, the Distributor or its designee shall accept, and effect changes in its records upon receipt of, purchase, redemption, exchange, and registration instructions from the Company electronically through Fund/SERV without supporting documentation.

2.                            Procedures for Order and Settlement.  (a) Upon receipt of purchase and redemption instructions from the Contract owners for acceptance as of the Valuation Time on each Business Day (“Instructions”), the Company shall calculate the net purchase or redemption order for the Fund.  Orders for net purchases and/or net redemptions received by the Company prior to the Valuation Time on any given Business Day shall be transmitted to the Distributor or its designee through (i) Fund/Serv by 6:30 a.m. Eastern Time on the next Business Day or (ii) other means by 11:00 a.m. Eastern Time on the next Business Day.  Subject to the Company’s compliance with the foregoing, the Distributor hereby appoints the Company as its limited purpose agent for the purpose of receiving Instructions from Contract owners, and the Business Day on which Instructions are received by the Company in proper form prior to the Valuation Time shall be the date as of which shares of the Portfolios are deemed purchased or redeemed pursuant to such Instructions, provided that the Distributor or its designee receives notice of such Instructions in accordance with this Agreement.  Instructions received in proper form by the Company after the Valuation Time on any given Business Day shall be treated as if received on the next following Business Day.

(b)                                 The Company and Distributor shall settle net purchase and redemption transactions pursuant to, and in accordance with, NSCC rules and procedures.

3.                            Verification. Each of the Company and Distributor shall notify the other of any errors, omissions or interruptions in, or delay or unavailability of, any such transmission as promptly as possible.

4.                            Trade Corrections.  To the extent permitted by applicable law, processing errors which result from any delay or error caused by the Company may be adjusted through Fund/SERV by the Company by the necessary transactions on an as-of basis and the cost to the Portfolio or the Distributor of such transactions and adjustments shall be borne by the Company; provided however, prior authorization must be obtained from the Distributor if the transaction is back dated more than five days or to a previous calendar year.

5.                            Trade Confirmation.  Any information provided by the Distributor to the Company electronically through Fund/SERV and pursuant to this Agreement, shall satisfy the delivery obligations as outlined by SEC Rule 10b-10 and, as such, the Distributor has the informed consent of the Company to suppress the delivery of this information using paper-media.  The Company will promptly verify accuracy of confirmations of transactions and records received by the Distributor through Fund/SERV.

6.                            Overpayments to the Company.  In the event any overpayment is made to the Company by the Distributor, the Company shall promptly repay such overpayment to the Distributor after the Company receives notice of such overpayment.

7.                            Overpayments to the Distributor.  In the event any overpayment is made to the Distributor by the Company, the Distributor shall promptly repay such overpayment to the Company after the Distributor receives notice of such overpayment.

PARTICIPATION AGREEMENT

SCHEDULE D

In consideration of the distribution services performed by Underwriter pursuant to this Agreement, the following fee/payment schedule shall apply.

Fund Name	Share Class	Fee Rate
Transparent Value Directional Allocation VI Portfolio	Class II	0.25%

In accordance with the Fund’s then current prospectus, all fees shall be by and on behalf of the Fund and shall be paid based on the average daily net asset value of outstanding shares held by shareholders / Contract owners receiving services described in the Agreement.  Such payments shall be computed daily and paid monthly in arrears.  The determination of average daily net assets shall be made at the close of each Business Day.